UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Intrusion Inc. (“Intrusion”) held its Annual Meeting of Stockholders on August 27, 2024 (the “Annual Meeting”). At the Annual Meeting, Intrusion’s stockholders voted on five proposals, each of which is described in more detail in Intrusion’s definitive proxy statement filed with the Securities and Exchange Commission on July 15, 2024. Present at the Annual Meeting in person or by proxy were holders representing 5,436,629 shares of Common Stock, representing 5,436,629 votes and approximately 56.44% of the eligible votes, constituting a quorum. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions and broker non-votes, if applicable, with respect to each matter.

The stockholders of Intrusion voted on the following items at the Annual Meeting:

(1)	To elect six (6) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified: Anthony J. LeVecchio; Anthony Scott; James F. Gero; Katrinka B. McCallum; Gregory K. Wilson, and Dion Hinchcliffe.

(2)	To ratify the appointment of Whitley Penn LLP as independent auditors of the Company for the fiscal year ending December 31, 2024.

(3)	To approve an amendment to the 2021 Omnibus Incentive Plan to increase the number of shares reserved under the Plan from 125,000 to 2,500,000.

(4)	To approve an amendment to the 2023 Employee Stock Purchase Plan to increase the number of shares reversed under the Plan from 50,000 to 1,000,000.

(5)	To approve the reservation and issuance of up to $10.0 Million of Common Stock in connection with a Standby Equity Purchase Agreement with Streeterville Capital, LLC, so that such issuances are made in accordance with Nasdaq Marketplace Rule 5635(d) (the “Rule”) (which requires stockholder approval of issuances or potential issuances by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance at an exercise price less than the Minimum Price as defined by the Rule).

1.	Election of Directors

The nominees for director proposed by Intrusion were elected to serve until Intrusion’s 2025 Annual Meeting of Stockholders or until their successors are elected and qualified, subject to earlier resignation or removal. The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
ANTHONY SCOTT	1,397,150	38,607	1,633,184
ANTHONY J. LEVECCHIO	1,314,767	120,990	1,633,184
JAMES F. GERO	1,395,480	40,277	1,633,184
KATRINKA B. MCCALLUM	1,331,444	104,313	1,633,184
GREGORY K. WILSON	1,380,393	55,364	1,633,184
DION HINCHCLIFFE	1,397,191	38,566	1,633,184

2. Appointment of Whitley Penn LLP

Stockholders ratified the appointment of Whitley Penn LLP as Intrusion’s independent registered public accounting firm for Intrusion’s fiscal year ending December 31, 2024. The voting results were as follows;

For	Against	Abstain	Broker Non-Votes
3,038,174	10,748	20,019	0

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3.  Amendment to the 2021 Omnibus Incentive Plan to increase the number of shares reserved under the Plan from 125,000 to 2,500,000.

Stockholders approved the amendment of the 2021 Omnibus Incentive Plan (“Plan”) to increase the maximum number of shares of Common Stock authorized for issuance under Plan to 2,500,000, with an annual increase on the first day of each calendar year beginning on January 1, 2025 and ending on January 1, 2030 equal to the lesser of: (A) ten percent (10%) of the increase in the number of shares of Common Stock outstanding from the first day of the preceding calendar year to the first day of the current calendar year, as the number of shares are determined on a fully-diluted basis; or (B) such smaller number of shares of Common Stock as may be determined by the Board. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
1,211,584	221,820	2,353	1,633,184

4. Amendment to the 2023 Employee Stock Purchase Plan to increase the number of shares reversed under the Plan from 50,000 to 1,000,000.

Stockholders approved the amendment of the 2023 Employee Stock Purchase Plan (“ESPP”) to increase the maximum number of shares of Common Stock authorized for issuance under the ESPP to 1,000,000. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
1,247,778	186,143	1,836	1,633,184

5.  Approval of the reservation and issuance of up to $10.0 Million of Common Stock in connection with a Standby Equity Purchase Agreement, so that such issuances are made in accordance with Nasdaq Marketplace Rule 5635(d).

As required under Nasdaq Listing Rule 5635(d), stockholders approved the issuance or potential issuance by Intrusion of Common Stock (or securities convertible into or exercisable for our Common Stock) in connection with the Standby Equity Purchase Agreement (“SEPA”) in excess of 20% of the shares of our Common Stock outstanding immediately prior to the SEPA at an exercise price less than the Minimum Price.

For	Against	Abstain	Broker Non-Votes
1,373,047	58,983	3,727	1,633,184

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: September 3, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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